UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

June 10, 2010
Date of  Report
(Date of earliest event reported)

TOFUTTI BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9009	13-3094658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Jackson Drive Cranford, New Jersey 07016
 (Address of principal executive offices and zip code)

                           (908)272-2400
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Registrant convened and held its annual meeting of shareholders on June 10, 2010.  The holders of the shares of common stock, voting together, elected seven directors and ratified the selection of Amper, Politziner & Mattia, LLP as the Registrant’s  independent registered public accounting firm for fiscal 2010.  A brief description and the number of votes on each matter are as follows:

1.	The election of the following directors to hold office for a term until their successors are duly elected and qualified at the Registrant’s 2011 Annual Meeting of Shareholders.

	For	Withheld	Broker Non-Votes
David Mintz	3,606,656	478,396	--
Neal Axelrod	4,014,899	70,153	--
Joseph Fischer	4,018,399	66,653	--
Aaron Forem	3,590,814	494,238	--
Philip Gotthelf	4,017,399	67,053	--
Reuben Rapoport	3,587,264	497,788	--
Franklyn Snitow	3,587,664	497,388	--

2.	The ratification of the selection of Amper, Politziner & Mattia, LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending January 1, 2011.

For	Withheld	Broker Non-Votes
5,180,875	68,551	27,642

ITEM 7.01                      REGULATION FD DISCLOSURE.

On June 10, 2010, the Registrant  issued a press release to report the results of its annual meeting of shareholders and the announcement at the meeting of the development of three dairy-free food products.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  This information, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits
                                       Exhibit 99.1                      Press Release dated June 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2010	TOFUTTI BRANDS INC.
(Registrant)

By: /s/Steven Kass
Steven Kass
Chief Financial Officer